UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2014

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Boulevard, Suite 200
Glastonbury, CT		06033
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (860) 291-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On December 29, 2014, United Financial Bancorp, Inc. and United Bank (collectively, "United") and Scott C. Bechtle ("Bechtle")  announced that they have agreed that Bechtle will retire from his positions at United, primarily Executive Vice President and Chief Risk Officer, effective December 30, 2014 ("Effective Date"). United intends to have Mr. Bechtle's risk oversight responsibilities divided into a credit risks function overseen by Executive Vice President and Chief Credit Officer Mark A. Kucia, and all other risks overseen by Executive Vice President and new Chief Risk Officer Elizabeth "Betsy" Wynnick. United has agreed to treat Mr. Bechtle's retirement as a termination without cause under his Employment Agreement.

Item 8.01.                          Other Events.

United has initiated certain restructuring initiatives in order to reduce redundant staff and non-strategic branches and better position the Company to achieve greater operational efficiencies.  Consequently, United expects to record certain charges in its fiscal 2014 fourth quarter earnings, aggregating to a total of approximately $5.5 million pre-tax. The charges relate to restructuring charges due to senior management departures, including Scott Bechtle, and the decision by the Company to close five branches through an optimization strategy, pending regulatory approval.  The five branch locations are: 180 Main Street Northampton, MA; 491 Pleasant Street Northampton, MA; 6 Church Street Northborough, MA; 701 Church Street Whitinsville, MA; and 124 Main Street, Broad Brook, CT.

United expects to realize approximately $3.0 million of ongoing pre-tax expense savings as a result of this restructuring.  Nearly all these benefits will be fully realized in fiscal 2015.
United issued a press release regarding the matters described in Item 5.02(b). The complete text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
United issued a second press release regarding the matters described in Item 8.01.  The complete text of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

Number	Description

Exhibit 99.1	Press Release dated December 29, 2014.
Exhibit 99.2	Press Release dated December 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014	UNITED FINANCIAL BANCORP, INC.
Registrant

By: /s/ William H. Crawford IV
William H. W. Crawford IV
Chief Executive Officer

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release dated December 29, 2014.
Exhibit 99.2	Press Release dated December 29, 2014.